As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-188929

Registration No. 333-213602

Registration No. 333-218388

Registration No. 333-225582

Registration No. 333-232081

Registration No. 333-238967

Registration No. 333-256900

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-188929)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-213602)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-218388)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-225582)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-232081)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-238967)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-256900)

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PennyMac Financial Services, Inc.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1098934 (I.R.S. Employer Identification No.)

3043 Townsgate Road Westlake Village, California (Address of principal executive offices)	91361 (Zip Code)

PENNYMAC FINANCIAL SERVICES, INC. 2013 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Derek W. Stark

Senior Managing Director and Chief Legal Officer and Secretary
PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361

(Name and address of agent for service)

(818) 224-7442
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to PennyMac Financial Services, Inc.’s (the “Registrant”) Registration Statement on Form S-8 (File No. 333-188929), as filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, and a Post-Effective Amendment to such registration statement was filed on November 1, 2018 (File No. 333-188929) (together with such registration statement, the “Initial S-8”), Registration Statement on Form S-8 (File No. 333-213602), filed with the SEC on September 13, 2016 and a Post-Effective Amendment to such registration statement filed on November 1, 2018 (File No. 333-213602) (together with such registration statement, the “2016 S-8”), Registration Statement on Form S-8 (File No. 333-218388) filed with the SEC on May 31, 2017 and a Post-Effective Amendment to such registration statement filed on November 1, 2018 (File No. 333-218388) (together with such registration statement, the “2017 S-8”), a Registration Statement on Form S-8 (File No. 333-225582) filed with the SEC on June 12, 2018 and a Post-Effective Amendment to such registration statement filed on November 1, 2018 (File No. 333-225582) (together with such registration statement, the “2018 S-8”), a Registration Statement on Form S-8 filed with the SEC on June 12, 2019 (File No. 333-232081) (the “2019 S-8”), a Registration Statement on Form S-8 filed with the SEC on June 5, 2020 (File No. 333-238967) (the “2020 S-8”), a Registration Statement on Form S-8 filed with the SEC on June 8, 2021 (File No. 333-256900) (the “2021 S-8,” and together with the Initial S-8, the 2016 S-8, the 2017 S-8, the 2018 S-8, the 2019 S-8 and the 2020 S-8, the “Prior Registration Statements”). The Prior Registration Statements registered shares of PennyMac Financial Services, Inc.’s common stock, par value $0.0001 per share (“Common Stock”), to be issued pursuant to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

On May 24, 2022 (the “Effective Date”), at the Registrant’s 2022 Annual Meeting of Stockholders, the Registrant’s stockholders approved PennyMac Financial Services, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which the Registrant’s Board of Directors had previously approved, subject to shareholder approval. In connection therewith, the 2022 Plan replaced the 2013 Plan with respect to awards granted after the Effective Date, and the shares of Common Stock remaining available for future awards under the 2013 Plan as of the Effective Date were cancelled.

As of the Effective Date, 2,714,369 shares of Common Stock remained available for issuance under the 2013 Plan and were not subject to outstanding awards under the 2013 Plan. Therefore, in accordance with the undertakings contained in the Prior Registration Statements, the Company hereby deregisters 2,714,369 shares of Common Stock that have not been and will not be issued under the 2013 Plan. The Prior Registration Statements will remain in effect to cover the potential issuances of shares of Common Stock pursuant to terms of awards outstanding under the 2013 Plan as of the Effective Date.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register 4,600,000 newly authorized shares of Common Stock that may be issued pursuant to the 2022 Plan (the “New Registration Statement”). No additional shares of Common Stock are being registered by this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westlake Village, State of California, on this 31st day of May, 2022.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Derek W. Stark
Derek W. Stark
Senior Managing Director, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Spector and Derek W. Stark, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Spector	Chairman and Chief Executive Officer	May 31, 2022
David A. Spector	(principal executive officer)

/s/ Daniel S. Perotti	Chief Financial Officer	May 31, 2022
Daniel S. Perotti	(principal financial officer)

/s/ Gregory L. Hendry	Chief Accounting Officer	May 31, 2022
Gregory L. Hendry	(principal accounting officer)

/s/ James K. Hunt	Director	May 31, 2022
James K. Hunt

/s/ Jonathon S. Jacobson	Director	May 31, 2022
Jonathon S. Jacobson

/s/ Patrick Kinsella	Director	May 31, 2022
Patrick Kinsella

/s/ Joseph Mazzella	Director	May 31, 2022
Joseph Mazzella

/s/ Anne D. McCallion	Director	May 31, 2022
Anne D. McCallion

/s/ Farhad Nanji	Director	May 31, 2022
Farhad Nanji

/s/ Jeffrey A. Perlowitz	Director	May 31, 2022
Jeffrey A. Perlowitz

/s/ Lisa M. Shalett	Director	May 31, 2022
Lisa M. Shalett

/s/ Theodore W. Tozer	Director	May 31, 2022
Theodore W. Tozer

/s/ Emily Youssouf	Director	May 31, 2022
Emily Youssouf